THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT (the "Amendment"), dated April 16, 2008, is entered into by and among Langer, Inc., Silipos, Inc., Twincraft, Inc., Regal Medical Supply, LLC, a North Carolina limited liability company, successor by merger to Regal Medical, Inc. (each a "Borrower" and collectively, the "Borrowers"), and WACHOVIA BANK, NATIONAL ASSOCIATION (the "Lender").

RECITALS

The Borrowers and the Lender are parties to a Loan and Security Agreement dated May 11, 2007 (as amended from time to time, the "Loan Agreement"). Capitalized terms used in these recitals have the meanings given to them in the Loan Agreement unless otherwise specified.

The Borrowers have requested that certain amendments be made to the Loan Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1. Section 1.8 of the Loan Agreement shall amended by deleting subparagraph (a)(iii)(B) in its entirety and restating it as follows:

> "(B) Eighty-Five (85%) percent of the net orderly liquidation value of Eligible Equipment <u>plus</u> Sixty (60%) percent of the fair market value of the Eligible Real Property <u>plus</u>"

2. Section 1.33.1 of the Loan Agreement shall be deleted in its entirety and restated as follows:

> "1.33.1 'Fixed Asset Loan Limit' shall mean, as to each Borrower, at any time, the amount equal to $3,000,000 minus the then outstanding principal amount of Term Loans to the other Borrowers based on Eligible Equipment and Eligible Real Property"

3. Section 1.43 of the Loan Agreement shall be amended by deleting subparagraph (a) in its entirety and restating it as follows:

> "(a) Subject to clause (b) of this definition below:
>
> (i) as to Prime Rate Loans, a rate equal to one-half of one (0.50%) percent per annum in excess of the Prime Rate,
>
> (ii) as to Eurodollar Rate Loans, a rate equal to two and one-half of one (2.50%) percent per annum in excess of the Adjusted Eurodollar Rate (in each case, based on the London Interbank Offered Rate applicable for the Interest Period selected by a Borrower, or by Administrative Borrower on behalf of such Borrower, as in effect two (2) Business Days prior to the

commencement of the Interest Period, whether such rate is higher or lower than any rate previously quoted to any Borrower or Guarantor)."

4. Section 1.46 of the Loan Agreement shall be deleted in its entirety and restated as follows:

"1.46 'Inventory Loan Limit' shall mean, as to each Borrower, at any time, the amount equal to $4,000,000 minus the then outstanding principal amount of Revolving Loans to the other Borrowers based on Eligible Inventory (and including Letters of Credit to the extent provided in the definition of the term Borrowing Base)."

5. Section 1.60 of the Loan Agreement shall be deleted in its entirety and restated as follows:

"1.60 'Maximum Credit' shall mean the amount of $15,000,000."

6. Section 1.78 of the Loan Agreement shall be deleted in its entirety and restated as follows:

"1.78 'Revolving Loan Limit' shall mean, as to each Borrower, at any time, the amount equal to the $15,000,000 minus the then outstanding principal amount of the Revolving Loans, Term Loans and Letters of Credit provided to the other Borrowers."

7. Section 2.3 of the Loan Agreement shall be deleted in its entirety and restated as follows:

"2.3 Term Loans. Subject to and upon the terms and conditions contained herein, Lender agrees to make a Term Loan to one or more of the Borrowers in an original principal amount not to exceed $3,000,000 in the aggregate amount, and any such loan shall not exceed eighty five (85%) percent of the net orderly liquidation value of Eligible Equipment and sixty (60%) percent of the fair market value of Eligible Real Property. No Term Loans shall be available to the Borrower until such time as the Availability Block is $0. Each of the Term Loans is (i) evidenced by a Term Promissory Note in such original principal amount duly executed and delivered by the applicable Borrower to Lender concurrently herewith; (ii) to be repaid, together with interest and other amounts, in accordance with this Agreement, such Term Promissory Note, and the other Financing Agreements and (iii) secured by all of the Collateral.

8. Section 3.5 of the Loan Agreement shall be deleted in its entirety and restated as follows:

"3.5 Unused Line Fee. Borrowers shall pay to Lender monthly an Unused Line fee with respect to any Unused Line existing while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which Unused Line fee shall be payable on the first day of each month in arrears. The Unused Line Fee shall be an amount equal to three eights of one percent (.375%) percent per annum of the Unused Line during the immediately preceding month (or part thereof)."

9. Merger. Notwithstanding anything to the contrary contained in Section 9.7 of the Loan Agreement, Lender consents to the merger of Regal Medical, Inc. with and into Regal Medical Supply, LLC with Regal Medical Supply, LLC as the surviving entity ("Regal") As a result of such merger, Regal Medical Supply, LLC shall be a "Borrower" under the Loan Agreement. Regal hereby ratifies and assumes the Obligations and the Financing Agreements to which Regal Medical Supply, Inc. is a party, hereby grants to Lender a security interest in the Collateral, and consents to Lender's filing of UCC's to reflect such security interest.

10. Signatures. Regal shall be deemed to be and hereby is a signator and party to the Loan Agreement and all Financing Agreements to which Regal Medical, Inc. is a party, without the necessity of physically signing such documents.

11. No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Loan Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

12. Stock Repurchase. Notwithstanding anything to the contrary contained in Sections 9.10 and 9.11 of the Loan Agreement, Borrowers may redeem stock in the aggregate amount of up to $6,000,000, provided that (i) such stock redemption occur prior to April 15, 2009, and (ii) after giving effect to such stock redemption, Excess Availability shall be no less than $3,000,000.

13. Amendment Fee. The Borrowers shall pay Lender as of the date hereof a fully earned, non-refundable fee in the amount of $20,000 in consideration of Lender's execution and delivery of this Amendment.

14. Conditions Precedent. This Amendment shall be effective when the Lender shall have received an executed original hereof.

15. Representations and Warranties. The Borrowers hereby represent and warrant to the Lender as follows:

(a) The Borrowers have all requisite power and authority to execute this Amendment and any other agreements or instruments required hereunder and to perform all of its obligations hereunder, and this Amendment and all such other agreements and instruments has been duly executed and delivered by the Borrowers and constitute the legal, valid and binding obligation of the Borrowers, enforceable in accordance with its terms.

(b) The execution, delivery and performance by the Borrowers of this Amendment and any other agreements or instruments required hereunder have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrowers, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease

or instrument to which the Borrowers are a party or by which it or its properties may be bound or affected.

(c) Except as expressly provided herein, all of the representations and warranties contained in Section 8 of the Loan Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

(d) Payment of the fee described in Paragraph 13.

16. References. All references in the Loan Agreement to "this Agreement" shall be deemed to refer to the Loan Agreement as amended hereby; and any and all references in the Security Documents to the Loan Agreement shall be deemed to refer to the Loan Agreement as amended hereby.

17. No Waiver. The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Loan Agreement or a waiver of any breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

18. Costs and Expenses. The Borrowers hereby reaffirm its agreement under the Loan Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrowers specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrowers hereby agree that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrowers, make a loan to the Borrowers under the Loan Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

19. Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

WACHOVIA BANK, NATIONAL ASSOCIATION

By: ______________________
Herb Korn, Director

LANGER, INC.

By: ______________________
W. Gray Hudkins, President

SILIPOS, INC.

By: ______________________
W. Gray Hudkins, President

TWINCRAFT, INC.

By: ______________________
W. Gray Hudkins, President

REGAL MEDICAL SUPPLY, LLC

By: ______________________
W. Gray Hudkins, President